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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Alfa Corporation:

We consent to incorporation by reference in the registration statements (No. 33-77916 and 33-76460) on Form S-8 and (No.33-83134) on Form S-3 of Alfa
Corporation of our reports dated January 5, 1998, relating to the consolidated balance sheets of Alfa Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended, and all related schedules, which reports appear in and are incorporated by reference in the December 31, 1997, annual report on Form 10-K of Alfa Corporation.



Birmingham, Alabama
March 27, 1998